UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2010

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 9, 2010, the Supreme Court of the State of New York granted the motion of Loral Space & Communications Inc. (the "Company" or "Loral") for partial summary judgment and declared that the $19.4 million in fees and expenses previously paid by Loral to plaintiffs’ attorneys in the Delaware shareholder derivative litigation entitled In re: Loral Space and Communications Inc. Consolidated Litigation (the "Delaware Fee Award") is covered under Loral’s directors and officers liability insurance policy. At the same time, the Court denied the insurers’ motion for partial summary judgment seeking a declaration that the Delaware Fee Award is not covered. The insurers may file a notice of appeal of the decision to an appellate court. Other issues in the case, including Loral’s counterclaims asserting coverage for certain defense fees and expenses that the insurers have disclaimed and certain affirmative defenses raised by the insurers, remain subject to litigation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

February 16, 2010	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary